Exhibit 99.1

Quovadx Reports First and Second Quarter Financial Results for 2004; Company Becomes Current with SEC; Filings Bring Company into
Compliance with Nasdaq Listing Requirements

    ENGLEWOOD, Colo.--(BUSINESS WIRE)--Aug. 16, 2004--Quovadx, Inc. (Nasdaq:QVDXE), a global software and vertical solutions company, today announced financial results including revenue of $23.7 million for its first quarter which ended March 31, 2004, and revenue of $21.6 million for its second quarter which ended June 30, 2004. Today the Company filed with the Securities and Exchange Commission (SEC) its Form 10-Q for the first and second quarter of 2004. Quovadx has restated its consolidated financial results for fiscal years ended December 31, 2002, and 2003, on its Form 10-K/A, which was also filed with the SEC today.
    The restatements reduced previously reported revenue for 2002 by $0.4 million. $0.3 million of this revenue has been recognized in 2003 and 2004. The remaining $0.1 million will be recognized as the cash is received. The 2002 restatements increased previously reported cost of revenue by $0.2 million and increased previously reported net loss by $0.7 million. The 2003 restatements reduced previously reported revenue by $1.7 million. The Company reversed $1.0 million of this revenue, recognized $0.6 million in 2004 and will recognize the remaining $0.1 million in future periods. The restatements increased previously reported cost of revenue by $0.1 million and increased the previously reported net loss for 2003 by $1.8 million.
    Today's filings bring the Company into compliance with the SEC requirements for the filing of its periodic reports. The Company has notified Nasdaq that it is now in compliance with Nasdaq's filing requirements.
    "Completing a thorough review of past accounting practices is an important milestone for Quovadx," said Harvey A. Wagner, acting president and chief executive officer of Quovadx. "While the review was underway, we continued to enter into new contracts with customers, announced product enhancements, and we began an evaluation of the Company's strategy, organization and operations in order to set the course for the future success of Quovadx."
    Wagner continued: "We have been actively meeting with customers and the company has been working hard to build excellent customer relationships and to deliver quality customer service. Over the past months, based on our market opportunities, our customer base, our products and services and our employees, I've grown increasingly confident in the future of our business. I am optimistic about the ultimate success of this company."

    2004 First Quarter Financial Results

    Total revenue for the first quarter of 2004 was $23.7 million, up 35.0% from $17.5 million from the same period last year. Quovadx recorded software license revenue of $7.4 million for the quarter, up 36.1% from $5.4 million from the first quarter of 2003. These results include $10.4 million in total revenue and $5.0 million of license revenue from acquisitions made by the company in 2003.
    Net loss, calculated in accordance with generally accepted accounting principles (GAAP), was $12.8 million or a loss of $0.33 per share for the quarter ended March 31, 2004. This compares with a GAAP loss of $2.7 million or a loss of $0.09 per share in the first quarter of 2003. The first quarter, 2004 results include several one-time, non-cash write-downs of capitalized software, prepaid assets and deferred costs totaling $6.8 million which increased the loss by $0.17 per share.
    These one-time, non-cash charges include the write-off of $4.4 million of previously capitalized and acquired software from products that have not gained traction in the marketplace. The charges also include the write-off of $1.7 million of prepaid professional services to Infotech Network Group and a write-off of $0.7 million of deferred costs, related to cancelled contracts and lower than expected revenues on other contracts in the Company's transaction business.
    Gross margin in the first quarter was 9.3% versus 38.0% in the first quarter of 2003. Excluding one-time charges totaling $6.8 million relating to one-time, non-cash write-offs, gross margin in the first quarter was 37.8%. The Company's deferred revenue was $18.8 million on March 31, 2004, compared to $19.4 million on December 31, 2003, and $10.3 million on March 31, 2003. The company had no debt and ended the first quarter with $14.0 million in cash and short-term investments. Days sales outstanding (DSOs) were 72 on March 31, 2004, down from restated DSOs of 97 at December 31, 2003.

    2004 Second Quarter Financial Results

    Total revenue for the second quarter of 2004 was $21.6 million, up 16.1% from $18.6 million from the same period last year. The Company recorded software license revenue of $5.5 million for the quarter, down 15.2% from $6.5 million for the second quarter of 2003. These results include $9.7 million in total revenue and $4.5 million of license revenue from acquisitions made by the company in 2003.
    Net loss, calculated in accordance with GAAP, was $5.9 million or a loss of $0.15 per share for the quarter ended June 30, 2004. This compares with a GAAP loss of $1.4 million or a loss of $0.05 per share in the second quarter of 2003. The second quarter results include a $1.2 million or $0.03 per share one-time gain from the sale of a minority equity investment.
    Gross margin in the second quarter was 40.7%, compared to 43.7% in the second quarter of 2003. The Company's deferred revenue was $18.5 million on June 30, 2004, compared to $19.4 million on December 31, 2003, and $7.2 million on June 30, 2003. The Company has no debt and at June 30, 2004, had a balance of $18.0 million in cash, cash equivalents, short-term investments, and restricted cash. The cash balance includes $3.1 million in proceeds from the sale of the equity investment. DSOs were 73 at June 30, 2004. The Company's workforce was 504 at June 30, 2004, compared to 647 at December 31, 2003.
    Revenue for the six months ended June 30, 2004, increased 25.3% to $45.2 million compared with $36.1 million in the first half of 2003. The 2004 results include $20.4 million in total revenue from acquisitions made by the company in 2003. The Company recorded a loss of $18.7 million or a loss of $0.47 per share for the six months ended June 30, 2004, on a GAAP basis, compared to a loss of $4.2 million or a loss of $0.14 per share for the first half of 2003.
    "These results were achieved amid a challenging time of transition for Quovadx and during a difficult technology spending environment. Now that the accounting review is complete and we have made progress on the operational side of the business, we are ready to move forward," stated Wagner. "My focus now will be to work with our board to execute on our strategic business plan to position Quovadx for future growth and success. My mission is to ensure we deliver the solutions that our customers demand, provide a workplace that rewards creativity and dedication, and restore investor confidence in Quovadx."
    A summary of business activity for the first six months of 2004 includes the following:

    -- The Integration Solutions division signed more than 75 customer contracts in the first six months of the year for various products, including its QDXTM Cash Accelerator, its Cloverleaf(R) Integration Services (formerly known as QDX(TM) Platform V Integration Services), its QDX Platform V Business Process Management Services (BPMS) and for Identity Management Services. Customer agreements in this segment include BayCare Health System, Bon Secours Health System, Calgary Health Region, Capital Health, MCG Health, Inc. (Medical College of Georgia) and St. Barnabas Hospital in New York.

    -- Cloverleaf(R) Integration Services ranked first in the Interface Engine category of the KLAS "Top 20: 2004 Mid-Year Report Card." This marked the fourth consecutive KLAS report where Quovadx ranked first in the Interface Engine category. KLAS is the only independent research and consulting firm of its kind specializing in monitoring and reporting the performance of healthcare information technology and vendor performance.

    -- The CareScience division signed agreements for the use of its Care Management System with several new or existing clients, including Bronson Methodist Hospital, Christina Care Health System, Providence Health System, Swedish Health and Sun Health.

    -- CareScience announced the general availability of the Care Data Exchange(R) solution (CDE). CDE is the first brokered, peer-to-peer clinical data exchange of its kind in the U.S. CDE allows healthcare providers to seamlessly and securely share patient data with participating physicians, labs and clinicians, to improve the quality, speed and accuracy of patient care. CDE was developed by CareScience in collaboration with the Santa Barbara County Care Data Exchange project and the California HealthCare Foundation.

    -- Mesa County Health Information Network (MCHIN) in Colorado signed an agreement for the implementation of the Care Data Exchange solution, currently in the first phase of deployment.

    -- The Rogue Wave Software division continued to penetrate the market with its Lightweight Enterprise Integration Framework
        (LEIF) by adding 20 customer agreements. Sales of LEIF were made in the U.S. and abroad to customers in the telecom and financial services sectors, as well as several independent software vendors. LEIF and LEIF Data Tier Services help businesses leverage existing C/C++ technology to integrate systems, applications and processes in the development of new, service-oriented applications.

    -- Rogue Wave Software announced the general availability of LEIF version 2.1. The new version of LEIF provides added functionality and improved speed and performance and is the latest software deliverable in the company's service-based application development offering.

    -- Rogue Wave Software also announced the release of an updated version of its Stingray(R) product suite. The Stingray suite simplifies the development of Microsoft(R) Windows-style front-end applications for use with Microsoft Foundation Class, ActiveX or Microsoft .NET(R) environments.

    Restatement of 2002, 2003 Financial Statements

    As a result of its accounting review, Quovadx has restated its financial results for the fiscal years ended December 31, 2002, and 2003. The restatements removed $1.0 million of revenue associated with two distributor contracts, corrected inaccuracies related to the timing of revenue recognition, including accounting for select reseller agreements, and made adjustments to the capitalization of specific software assets.

    The adjustments included the following:

    -- 2002 - Restated revenue for the twelve months ended December 31, 2002, was $63.2 million compared with $63.7 million as initially reported. Restated net loss was $104.8 million or a loss of $3.49 per share, compared with $104.1 million or a loss of $3.47 per share as previously reported. The net loss for 2002 includes a previously reported one-time, non-cash goodwill impairment charge of $93.1 million or $3.10 per share.

    -- 2003 - Restated revenue for the twelve months ended December 31, 2003, was $69.9 million compared with $71.6 million as previously reported. Restated net loss was $16.5 million or a loss of $0.52 per share, compared with $14.7 million or a loss of $0.47 per share as previously reported.

    The restated annual financial statements are included in amendment No. 3 on Form 10-K/A, for 2003 on file with the SEC. Investors are encouraged to read this filing for a more complete description of the financial restatements.

    Organizational Realignment

    As part of its corporate-wide operational and strategic review instituted by new management, Quovadx today announced that CareScience, formerly an operating unit of Quovadx, will be elevated to a division of Quovadx. Tom Zajac, formerly general manager of the CareScience unit, has assumed the role of president of the CareScience division, reporting directly to the company's CEO.
    Further, the company is restructuring its research and development (R&D) organization to better align resources under its new corporate structure. R&D employees are being re-assigned to work within the company's three divisions, to bring them closer to the markets and customers they serve. Previously, the R&D organization functioned as a shared corporate service and was managed centrally.

    Update on SEC Investigation, Infotech Network Group

    The SEC investigation is ongoing and Quovadx continues to supply documents and information to the SEC, both voluntarily and in response to SEC subpoenas.
    Quovadx has received no payments from Infotech Network Group. As previously reported, Quovadx has removed all revenue associated with Infotech from its financial reports. The company believes it is unlikely that any amounts will be collected from Infotech.

    Conference Call

    Quovadx will host a conference call today, August 16, 2004, at 5:30 p.m. EDT, which will broadcast live over the Internet. Please visit the "Investors" section of the Company's Website at http://www.quovadx.com. For those who cannot access the live broadcast, a replay will be available at http://www.quovadx.com, or by calling 888-203-1112 and entering code 896034. The replay will be available through August 31, 2004.

    About Quovadx, Inc.

    Quovadx, Inc. (Nasdaq:QVDXE), a global software and services firm based in Englewood, Colorado, has helped more than 20,000 enterprise customers worldwide develop, extend and integrate applications based on open standards. Quovadx is comprised of three primary divisions, the Rogue Wave Software division, which provides reusable software components and services that facilitate application development, the Integration Solutions division, which offers vertically specific solutions to improve processes and leverage existing technology systems and the CareScience division, which provides care management services and analytical solutions to hospitals and health systems and is a pioneer in community-wide clinical data exchange. Quovadx serves companies in healthcare, financial services, telecommunications and the public sector. Quovadx operates internationally with more than 450 employees. For more information, please visit http://www.quovadx.com.

    Cautionary Statement: Certain forward-looking statements are included in this release, including statements relating to goals and future business opportunities. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations regarding future events and operating performance and speak only as of the date of this release. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Factors that may affect future results include market acceptance of and demand for our solutions, the success of our sales and marketing strategy, our ability to grow revenue, the need to maintain and enhance relationships with systems integrators, channel partners and other parties, competition, the impact of the pending SEC investigation and class action litigation, economic and general business conditions, failure to meet financial and product expectations of analysts and investors and other risks described in the Company's annual and quarterly filings with the SEC, copies of which are available without charge from the Company. The filings are available electronically through a link from Quovadx's investor relations web page or from the SEC Website at www.sec.gov under "Quovadx, Inc." If any of the events described in those filings were to occur, either alone or in combination, it is likely that our ability to reach the results described in the forward-looking statements could be impaired and our stock price could be adversely affected. We do not undertake any obligation to update or correct any forward-looking statements included in this release to reflect events or circumstances occurring after the date of this release.

    QUOVADX and QDX are trademarks of Quovadx, Inc. Rogue Wave and CLOVERLEAF are registered trademarks of Quovadx, Inc. Care Data Exchange(R) is a registered mark of the California Healthcare Foundation. All other company and product names mentioned may be trademarks of the companies with which they are associated.



Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

                                                           Restated
                                              March 31,   December 31,
                                                2004          2003
                                            --------------------------

ASSETS
Current assets:
 Cash and cash equivalents                      $13,982       $23,688
 Accounts receivable                             15,744        17,593
 Unbilled accounts receivable                     3,126         3,465
 Other current assets                             4,288         4,304
                                            --------------------------
Total current assets                             37,140        49,050

 Property and equipment, net                      5,687         6,291
 Software, net                                   22,954        28,876
 Other intangible assets                         16,555        17,735
 Goodwill                                        47,206        48,015
 Other assets                                     4,270         5,223
                                            --------------------------
Total assets                                   $133,812      $155,190
                                            ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                $2,325        $7,953
 Accrued liabilities                             12,581        15,881
 Unearned revenue                                18,469        19,066
                                            --------------------------
Total current liabilities                        33,375        42,900
                                            --------------------------

 Deferred revenue                                   315           315
                                            --------------------------
Total liabilities                                33,690        43,215
                                            --------------------------

Total stockholders' equity                      100,122       111,975
                                            --------------------------
Total liabilities and stockholders' equity     $133,812      $155,190
                                            ==========================

End of the period common shares outstanding      39,452        38,938
                                            ==========================




Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                  --------------------
                                                             Restated
                                                     2004      2003
                                                  --------------------
Revenue:
 License                                            $7,406     $5,440
 Services                                            4,561      4,554
 Recurring                                          11,699      7,539
                                                  --------------------
  Total revenue                                     23,666     17,533
                                                  --------------------

Cost of revenue:
 License                                             4,139      2,918
 Services                                            4,278      3,065
 Recurring                                           6,292      4,889
 Asset impairments                                   6,765          -
                                                  --------------------
  Total cost of revenue                             21,474     10,872
                                                  --------------------

   Gross Profit                                      2,192      6,661
                                                  --------------------

Operating expenses:
 Sales and marketing                                 6,534      3,842
 General and administrative                          3,693      3,030
 Research and development                            3,683      2,247
 Amortization of acquired intangibles                1,182        457
                                                  --------------------
  Total operating expenses                          15,092      9,576
                                                  --------------------
Loss from operations                               (12,900)    (2,915)

Interest income, net                                   118        189
                                                  --------------------
Net loss                                          $(12,782)   $(2,726)
                                                  ====================

Weighted average common shares
 outstanding - basic and diluted                    39,279     30,188
                                                  ====================

Net loss per common share - basic and diluted       $(0.33)    $(0.09)
                                                  ====================




Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

                                                  Three Months Ended
                                                       March 31,
                                                 ---------------------
                                                              Restated
                                                     2004       2003
                                                 ---------------------
Cash flows from operating activities
Net loss                                           $(12,782)  $(2,726)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization                       4,127     2,804
  Asset impairment                                    7,116         -
  Amortization of deferred compensation                 253         -
  Bad debt expense                                     (445)      275
  Change in assets and liabilities:
  Accounts receivable                                 2,609      (855)
  Unbilled accounts receivable                          339    (1,924)
  Other assets                                       (1,417)   (1,377)
  Accounts payable                                   (5,628)      452
  Accrued liabilities                                (2,752)    2,067
  Unearned and deferred revenue                        (597)     (536)
                                                 ---------------------
         Net cash used in operating activities       (9,177)   (1,820)
                                                 ---------------------

Cash flows from investing activities
  Purchase of property and equipment                   (313)     (296)
  Capitalized software                                 (837)     (603)
  Sale of short-term investments                               10,912
  Purchase of short-term investments                             (638)
                                                 ---------------------
         Net cash used in investing activities       (1,150)    9,375
                                                 ---------------------

Cash flows from financing activities
  Proceeds from issuance of common stock                480         6
                                                 ---------------------
         Net cash provided by financing
          activities                                    480         6
                                                 ---------------------

Effect of foreign exchange rate changes on cash         141         -
                                                 ---------------------

Cash, cash equivalents and short-term investments
  Net decrease                                       (9,706)    7,561
  Beginning of period                                23,688    31,244
                                                 ---------------------
  End of period                                     $13,982   $38,805
                                                 =====================




Quovadx, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)
                                               June 30,   December 31,
                                                 2004         2003
                                            --------------------------
                                                           (Restated)
ASSETS
Current assets:
 Cash and cash equivalents                       $12,047      $23,688
 Short-term investments                            5,450          $ -
 Accounts receivable                              15,536       17,593
 Unbilled accounts receivable                      1,897        3,465
 Other current assets                              2,967        4,304
                                            --------------------------
Total current assets                              37,897       49,050

 Property and equipment, net                       5,073        6,291
 Software, net                                    21,013       28,876
 Other intangible assets                          15,624       17,735
 Goodwill                                         46,624       48,015
 Restricted cash                                     550            -
 Other assets                                      2,081        5,223
                                            --------------------------
Total assets                                    $128,862     $155,190
                                            ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $3,645       $7,953
 Accrued liabilities                              11,937       15,881
 Unearned revenue                                 18,245       19,066
                                            --------------------------
Total current liabilities                         33,827       42,900

 Deferred Revenue                                    281          315
                                            --------------------------
Total liabilities                                 34,108       43,215
                                            --------------------------

Commitments and contingencies

Total stockholders' equity                        94,754      111,975
                                            --------------------------
Total liabilities and stockholders' equity      $128,862     $155,190
                                            ==========================

End of the period common shares outstanding       39,544       38,938
                                            ==========================




Quovadx, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)


                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------ -------------------
                                  2004      2003     2004      2003
                                ------------------ -------------------
                                         (Restated)         (Restated)

Revenue:
 License                         $5,495    $6,483   $12,901   $11,923
 Services                         4,313     4,317     8,874     8,871
 Recurring                       11,770     7,785    23,469    15,324
                                ------------------ -------------------
  Total revenue                  21,578    18,585    45,244    36,118

Cost of revenue:
 License                          2,880     2,134     7,019     5,052
 Services                         4,069     3,173     8,347     6,238
 Recurring                        5,841     5,164    12,133    10,053
 Asset Impairment                     -         -     6,765         -
                                ------------------ -------------------
  Total cost of revenue          12,790    10,471    34,264    21,343
                                ------------------ -------------------

   Gross Profit                   8,788     8,114    10,980    14,775
                                ------------------ -------------------

Operating Expenses:
 Sales and marketing              4,830     4,052    11,364     7,894
 General and administrative       6,738     3,146    10,431     6,176
 Research and development         3,657     2,246     7,340     4,493
 Amortization of acquired
  intangibles                       755       307     1,937       764
                                ------------------ -------------------
Total operating expenses         15,980     9,751    31,072    19,327
                                ------------------ -------------------
Loss from operations             (7,192)   (1,637)  (20,092)   (4,552)

Other Income (Expense)
Gain on sale of assets            1,071         -     1,071         -
Interest income, net                231       207       349       396
                                ------------------ -------------------
Net income (loss)               $(5,890)  $(1,430) $(18,672)  $(4,156)
                                ================== ===================

Weighted average common shares
 outstanding - basic             39,648    30,406    39,544    30,297
                                ================== ===================
Weighted average common shares
 outstanding - diluted           39,648    30,406    39,544    30,297
                                ================== ===================

Net income (loss) per common
 share - basic and diluted       $(0.15)   $(0.05)   $(0.47)   $(0.14)
                                ================== ===================




Quovadx, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)



                                Three Months Ended   Six Months Ended
                                      June 30,           June 30,
                                ------------------  ------------------
                                   2004     2003      2004      2003
                                ------------------  ------------------
Cash flows from operating                (Restated)         (Restated)
 activities
Net income (loss)               $(5,890)  $(1,430) $(18,672)  $(4,156)
Adjustments to reconcile net
 income (loss) to net cash used
 in operating activities:
  Depreciation and amortization   2,787     2,065     6,074     4,412
  Amortization of acquired
   intangibles                      755       307     1,595       764
  Gain on sale of assets         (1,175)        -    (1,175)        -
  Stock compensation expense        103         -       356         -
  Asset impairment                    -         -     7,116         -
  Bad debt expense                  151       202      (294)      477
  Change in assets and
   liabilities:
    Accounts receivable              57     3,196     2,666     2,341
    Unbilled accounts receivable  1,229      (542)    1,568    (2,466)
    Other assets                  1,080       157      (337)   (1,220)
    Accounts payable              1,321      (292)   (4,307)      160
    Accrued liabilities            (144)   (2,563)   (2,899)     (496)
    Unearned and deferred revenue   (93)   (3,103)     (690)   (3,639)
                                ------------------ -------------------
         Net cash used in
          operating activities      181    (2,003)   (8,999)   (3,823)
                                ------------------ -------------------

Cash flows from investing
 activities
  Purchase of property and
   equipment                       (222)     (273)     (535)     (569)
  Sale of Royal miniority equity
   investment                     3,135         -     3,135         -
  Sale of short-term investments      -     4,142         -    15,054
  Purchase of short-term
   investments                   (5,450)     (958)   (5,450)   (4,168)
  Capitalized software              (78)   (3,530)     (915)   (1,561)
                                ------------------ -------------------
         Net cash used in
          investing activities   (2,615)     (619)   (3,765)    8,756
                                ------------------ -------------------

Cash flows from financing
 activities
  Proceeds from issuance of
   common stock                     534       417     1,014       423
                                ------------------ -------------------
         Net cash provided by
          financing activities      534       417     1,014       423
                                ------------------ -------------------

Effect of foreign exchange rate
 changes on cash                    (35)        -       109         -
                                ------------------ -------------------

Cash, cash equivalents and
 short-term investments
  Net decrease                   (1,935)   (2,205)  (11,641)    5,356
  Beginning of period            13,982    38,805    23,688    31,244
                                ------------------ -------------------
  End of period                 $12,047   $36,600   $12,047   $36,600
                                ================== ===================

    CONTACT: Quovadx, Inc.
             Investor Contact:
             Larry Thede, 720-554-1346
             larry.thede@quovadx.com
                 or
             Media Contact:
             Andrea Lashnits, 720-554-1246
             andrea.lashnits@quovadx.com